Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Vice President, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

– CENTENE CORPORATION REPORTS 2011 SECOND QUARTER EARNINGS OF $0.54 PER DILUTED SHARE –
– Includes $(0.10) per diluted share charge for Debt Extinguishment Costs –
– Includes $0.07 per diluted share benefit recognized for Q1 Mississippi Earnings –

ST. LOUIS, MISSOURI (July 26, 2011) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended June 30, 2011.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios exclude premium taxes.

Second Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,580,500, an increase of 45,900 members year over year.

•	Premium and Service Revenues of $1.3 billion, representing 21.6% year over year growth.

•	Health Benefits Ratio of 83.0%, compared to 83.8% in the prior year and 83.0% in the first quarter of 2011.

•	General and Administrative expense ratio (G&A ratio) of 13.0%, compared to 12.7% in the prior year. The G&A ratio for the six months ended June 30, 2011 was 13.4%, compared to 13.0% in the prior year.

•	Diluted earnings per share from continuing operations of $0.54, including $(0.10) of debt extinguishment costs, compared to $0.45 in the prior year.

•
Recognition of Mississippi revenue and medical costs for the period January 1, 2011 through June 30, 2011 during the second quarter of 2011 (includes $0.07 per diluted share benefit for period from January 1, 2011 - March 31, 2011 recognized in the second quarter of 2011).

Other Events

•
In July 2011, Louisiana Healthcare Connections, our joint venture subsidiary, was selected to contract with the Louisiana Department of Health and Hospitals to provide healthcare services to Medicaid enrollees participating in the Medicaid Coordinated Care Network project in all three of the state’s geographical services areas for a three year term. Services for these members are expected to begin in the first quarter of 2012, with a three-phased membership roll-out ending in the second quarter of 2012.

•
In July 2011, our subsidiary, Kentucky Spirit Health Plan, announced it was awarded a three-year contract with the Kentucky Finance and Administration Cabinet (KFAC) to serve Medicaid beneficiaries.  Kentucky Spirit Health Plan will provide integrated healthcare, behavioral health, pharmacy, vision and dental services to Medicaid recipients.  Operations are expected to commence in the fourth quarter of 2011.

•
In June 2011, CeltiCare Health Plan of Massachusetts, Inc. announced the extension of its contract with the Commonwealth of Massachusetts to serve Commonwealth Care Bridge members on an exclusive basis, effective July 1, 2011.

•	In June 2011, our subsidiary, Managed Health Services was awarded the 2011 National Environmental Leadership Award in Asthma Management from the Environmental Protection Agency.

•
In May 2011, the Company called its $175 million 7.25% Senior Notes and recorded debt extinguishment costs of $(0.10) per diluted share for the call premium and the write off of unamortized debt issuance costs.  The Company replaced the notes with new $250 million 5.75% Senior Notes due June 2017 and entered into interest rate swap agreements, converting the Senior Notes to a floating rate of interest at the three month LIBOR rate plus 3.50%.

•
In May 2011, Bridgeway Health Solutions announced it was awarded a contract to deliver Long-term Care services in three geographic service areas in Arizona effective October 1, 2011.  This contract award represents an estimated 50% increase in Bridgeway's Long-term Care at-risk membership.

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are especially pleased with our results for the second quarter and the continuation of our positive operating momentum as well as our success in winning profitable new growth opportunities.”

The following table depicts membership in Centene’s managed care organizations, by state, at June 30, 2011 and 2010:

	June 30,
	2011	2010
Arizona	22,800	22,100
Florida	190,600	113,100
Georgia	303,100	295,600
Illinois	700	―
Indiana	206,700	212,700
Massachusetts	32,900	30,100
Mississippi	30,800	―
Ohio	159,900	159,300
South Carolina	82,800	92,600
Texas	470,400	475,500
Wisconsin	79,800	133,600
Total at-risk membership	1,580,500	1,534,600
Non-risk membership	10,400	50,900
Total	1,590,900	1,585,500

The following table depicts membership in Centene’s managed care organizations, by member category, at June 30, 2011 and 2010:

	June 30,
	2011	2010
Medicaid	1,172,400	1,135,500
CHIP & Foster Care	211,400	272,400
ABD & Medicare	156,300	93,800
Hybrid Programs	35,500	30,100
Long-term Care	4,900	2,800
Total at-risk membership	1,580,500	1,534,600
Non-risk membership	10,400	50,900
Total	1,590,900	1,585,500

Statement of Operations: Three Months Ended June 30, 2011

•
For the second quarter of 2011, Premium and Service Revenues increased 21.6% to $1,278.0 million from $1,050.6 million in the second quarter of 2010.  The increase was primarily driven by the addition of our Mississippi contract, membership growth and premium rate increases during the second half of 2010.  During the second quarter of 2011, premium revenue from the Mississippi contract of $100.4 million was recognized for the period January 1, 2011 through June 30, 2011, of which $52.8 million related to the first quarter of 2011.

•
Consolidated HBR of 83.0% for the second quarter of 2011 represents a decrease of 0.8% from the comparable period in 2010.  The year over year improvement in HBR is due to lower utilization levels in 2011.  Consolidated HBR was consistent with the first quarter of 2011 at 83.0%.

•
Consolidated G&A expense ratio for the first and second quarters in 2011 has been impacted by the timing of the recognition of our Mississippi contract.  For the three months ended June 30, 2011, our G&A expense ratio was 13.0%, compared to 12.7% in the prior year and 13.8% in the first quarter of 2011.  For the six months ended June 30, 2011, our G&A expense ratio was 13.4%, compared to 13.0% in the prior year.  The overall increase is due to additional business expansion costs compared to the prior year.

•
Earnings from operations increased to $55.3 million in 2011 from $41.7 million in 2010, or 32.6% year over year.  Net earnings from continuing operations were $28.4 million, compared to $23.0 million in the second quarter of 2010.

•
Earnings per diluted share increased to $0.54 in the second quarter of 2011, which included a $(0.10) per diluted share charge for debt extinguishment costs as well as the benefit of $0.07 per diluted share from the recognition of Q1 2011 Mississippi earnings, compared to $0.45 per diluted share in the second quarter of 2010.

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 3

Balance Sheet and Cash Flow

At June 30, 2011, the Company had cash and investments of $1,098.4 million, including $1,061.9 million held by its regulated entities and $36.5 million held by its unregulated entities.  Medical claims liabilities totaled $482.9 million, representing 44.4 days in claims payable, consistent with March 31, 2011.  Total debt was $339.6 million and debt to capitalization was 23.0% at June 30, 2011 excluding the $79.0 million non-recourse mortgage note.  Cash flows from operations for the six months ended June 30, 2011 were $53.2 million, or 1.0 times net earnings.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, March 31, 2011	44.4
Reduced time of claims processing and payment	(0.4)
Payment of annual provider bonuses	(0.1)
Impact of new business	0.5
Days in claims payable, June 30, 2011	44.4

Outlook

The table below depicts the Company’s updated annual guidance from continuing operations for 2011:

	Full Year 2011
	Low	High
Premium and Service Revenues (in millions)	$5,000	$5,200
Diluted EPS	$2.03	$2.13
Consolidated HBR	83.0%	84.0%
General & Administrative expense ratio	12.8%	13.3%

Diluted Shares Outstanding (in thousands)	52,500

The updated guidance reflects the Senior Note issuance, the expected commencement of the Kentucky contract during the fourth quarter of 2011 and start up costs for the second half of 2011 related to Louisiana Healthcare Connections, our Louisiana health plan.

Conference Call

As previously announced, the Company will host a conference call Tuesday, July 26, 2011, at 8:30 A.M. (Eastern Time) to review the financial results for the second quarter ended June 30, 2011, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 1-800-860-2442 in the U.S. and Canada; +1-412-858.4600 from abroad; or via a live, audio webcast on the Company’s website at www.centene.com, under the Investors section.  A webcast replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 p.m. (Eastern Time) on Tuesday, July 24, 2012, at the aforementioned URL. In addition, a digital audio playback will be available until 9:00 a.m. (Eastern Time) on Thursday, August 4, 2011, by dialing 1-877-344-7529 in the U.S. and Canada, or +1-412-317-0088  from abroad, and entering access code 10001393.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and related services to the rising number of under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and long-term care, in addition to other state-sponsored/hybrid programs, and Medicare (Special Needs Plans). Centene's CeltiCare subsidiary offers states unique, "exchange based" and other cost-effective coverage solutions for low-income populations. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, and pharmacy benefits management.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, membership and revenue projections, timing of regulatory contract approval, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

[Tables Follow]

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 4

 CENTENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$474,450	$433,914
Cash and cash equivalents of discontinued operations	—	252
Total cash and cash equivalents	474,450	434,166
Premium and related receivables, net of allowance for uncollectible accounts of $574 and $17, respectively	152,135	136,243
Short-term investments, at fair value (amortized cost $77,560 and $21,141, respectively)	78,808	21,346
Other current assets	69,143	64,154
Current assets of discontinued operations other than cash	—	912
Total current assets	774,536	656,821
Long-term investments, at fair value (amortized cost $508,299 and $585,862, respectively)	518,490	595,879
Restricted deposits, at fair value (amortized cost $26,615 and $22,755, respectively)	26,662	22,758
Property, software and equipment, net of accumulated depreciation of $157,706 and $138,629, respectively	340,392	326,341
Goodwill	281,981	278,051
Intangible assets, net	30,342	29,109
Other long-term assets	38,041	30,057
Long-term assets of discontinued operations	—	4,866
Total assets	$2,010,444	$1,943,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$482,913	$456,765
Accounts payable and accrued expenses	152,578	185,218
Unearned revenue	111,110	117,344
Current portion of long-term debt	3,172	2,817
Current liabilities of discontinued operations	—	3,102
Total current liabilities	749,773	765,246
Long-term debt	336,468	327,824
Other long-term liabilities	53,899	53,378
Long-term liabilities of discontinued operations	—	379
Total liabilities	1,140,140	1,146,827

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 52,831,462 issued and 50,295,329 outstanding at June 30, 2011, and 52,172,037 issued and 49,616,824 outstanding at December 31, 2010	53	52
Additional paid-in capital	405,711	384,206
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	7,183	6,424
Retained earnings	505,862	453,743
Treasury stock, at cost (2,536,133 and 2,555,213 shares, respectively)	(50,343)	(50,486)
Total Centene stockholders’ equity	868,466	793,939
Noncontrolling interest	1,838	3,116
Total stockholders’ equity	870,304	797,055
Total liabilities and stockholders’ equity	$2,010,444	$1,943,882

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Premium	$1,248,588	$1,025,928	$2,401,365	$2,025,243
Service	29,428	24,682	55,812	47,589
Premium and service revenues	1,278,016	1,050,610	2,457,177	2,072,832
Premium tax	36,998	26,162	74,194	72,661
Total revenues	1,315,014	1,076,772	2,531,371	2,145,493
Expenses:
Medical costs	1,035,740	859,335	1,992,814	1,699,043
Cost of services	20,312	15,707	40,488	32,859
General and administrative expenses	166,425	133,470	329,006	268,977
Premium tax	37,234	26,551	74,663	73,294
Total operating expenses	1,259,711	1,035,063	2,436,971	2,074,173
Earnings from operations	55,303	41,709	94,400	71,320
Other income (expense):
Investment and other income	2,933	4,142	6,682	11,199
Debt extinguishment costs	(8,488)	—	(8,488)	—
Interest expense	(5,256)	(3,869)	(10,951)	(7,682)
Earnings from continuing operations, before income tax expense	44,492	41,982	81,643	74,837
Income tax expense	16,429	17,254	30,757	29,779
Earnings from continuing operations, net of income tax expense	28,063	24,728	50,886	45,058
Discontinued operations, net of income tax expense (benefit) of $0, $(90), $0 and $4,350, respectively	—	(226)	—	3,694
Net earnings	28,063	24,502	50,886	48,752
Noncontrolling interest (loss)	(311)	1,729	(1,233)	1,977
Net earnings attributable to Centene Corporation	$28,374	$22,773	$52,119	$46,775

Amounts attributable to Centene Corporation common stockholders:
Earnings from continuing operations, net of income tax expense	$28,374	$22,999	$52,119	$43,081
Discontinued operations, net of income tax (benefit) expense	—	(226)	—	3,694
Net earnings	$28,374	$22,773	$52,119	$46,775

Net earnings (loss) per common share attributable to Centene Corporation:
Basic:
Continuing operations	$0.57	$0.46	$1.04	$0.89
Discontinued operations	—	—	—	0.08
Earnings per common share	$0.57	$0.46	$1.04	$0.97
Diluted:
Continuing operations	$0.54	$0.45	$1.00	$0.86
Discontinued operations	—	—	—	0.08
Earnings per common share	$0.54	$0.45	$1.00	$0.94

Weighted average number of shares outstanding:
Basic	50,167,052	49,135,552	49,959,892	48,203,312
Diluted	52,489,414	50,866,318	52,171,213	49,807,084

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net earnings	$50,886	$48,752
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	28,567	24,918
Stock compensation expense	8,839	6,888
Gain on sale of investments, net	(107)	(3,987)
Debt extinguishment costs	8,488	—
Gain on sale of UHP	—	(8,201)
Deferred income taxes	(3,529)	4,928
Changes in assets and liabilities
Premium and related receivables	(16,146)	(57,718)
Other current assets	(4,001)	948
Other assets	(878)	1,719
Medical claims liabilities	24,684	(28,868)
Unearned revenue	(12,465)	(85,950)
Accounts payable and accrued expenses	(34,739)	(3,536)
Other operating activities	3,555	1,851
Net cash provided by (used in) operating activities	53,154	(98,256)
Cash flows from investing activities:
Capital expenditures	(31,744)	(31,177)
Capital expenditures of Centene Center LLC	(3,384)	(32,425)
Purchases of investments	(103,239)	(306,124)
Proceeds from asset sales	—	13,420
Sales and maturities of investments	120,448	291,735
Investments in acquisitions, net of cash acquired	(3,192)	(21,473)
Net cash used in investing activities	(21,111)	(86,044)
Cash flows from financing activities:
Proceeds from exercise of stock options	12,264	1,759
Proceeds from borrowings	419,183	42,161
Proceeds from stock offering	—	104,534
Payment of long-term debt	(414,695)	(97,193)
Contributions from (distributions to) noncontrolling interest	244	(4,840)
Excess tax benefits from stock compensation	1,369	295
Common stock repurchases	(1,029)	(568)
Debt issue costs	(9,095)	—
Net cash provided by financing activities	8,241	46,148
Net increase (decrease) in cash and cash equivalents	40,284	(138,152)
Cash and cash equivalents, beginning of period	434,166	403,752
Cash and cash equivalents, end of period	$474,450	$265,600

Supplemental disclosures of cash flow information:
Interest paid	$11,822	$7,320
Income taxes paid	$40,111	$27,940

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$—	$306
Capital expenditures	$1,381	$36,280

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q2	Q1	Q4	Q3	Q2
	2011	2011	2010	2010	2010
MEMBERSHIP
Managed Care:
Arizona	22,800	22,600	22,400	22,300	22,100
Florida	190,600	188,800	194,900	116,300	113,100
Georgia	303,100	303,300	305,800	300,900	295,600
Illinois	700	—	—	—	—
Indiana	206,700	209,400	215,800	213,300	212,700
Massachusetts	32,900	34,100	36,200	34,400	30,100
Mississippi	30,800	—	—	—	—
Ohio	159,900	160,900	160,100	161,800	159,300
South Carolina	82,800	84,900	90,300	90,600	92,600
Texas	470,400	456,700	433,100	428,100	475,500
Wisconsin	79,800	81,800	74,900	106,100	133,600
Total at-risk membership	1,580,500	1,542,500	1,533,500	1,473,800	1,534,600
Non-risk membership	10,400	10,400	4,200	35,900	50,900
TOTAL	1,590,900	1,552,900	1,537,700	1,509,700	1,585,500

Medicaid	1,172,400	1,169,700	1,177,100	1,122,800	1,135,500
CHIP & Foster Care	211,400	208,900	210,500	219,100	272,400
ABD & Medicare	156,300	123,800	104,600	94,500	93,800
Hybrid Programs	35,500	35,200	36,200	34,400	30,100
Long-term Care	4,900	4,900	5,100	3,000	2,800
Total at-risk membership	1,580,500	1,542,500	1,533,500	1,473,800	1,534,600
Non-risk membership	10,400	10,400	4,200	35,900	50,900
TOTAL	1,590,900	1,552,900	1,537,700	1,509,700	1,585,500

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	173,200	172,700	174,600	121,300	119,700
Kansas	45,000	44,000	39,200	39,800	39,100
TOTAL	218,200	216,700	213,800	161,100	158,800

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$240.57	$238.31	$239.66	$224.62	$218.40

CLAIMS(b)
Period-end inventory	415,700	527,100	434,900	469,000	480,400
Average inventory	332,300	347,900	304,700	307,500	306,900
Period-end inventory per member	0.26	0.34	0.28	0.32	0.31
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.

Centene Corporation Reports 2011 Second Quarter Results July 26, 2011 / Page 8

	Q2	Q1	Q4	Q3	Q2
	2011	2011	2010	2010	2010

DAYS IN CLAIMS PAYABLE (c)	44.4	44.4	45.6	47.1	48.2
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period (Days in Claims Payable for Q2 2011 reflects the most recent three months of Mississippi medical expense).

CASH AND INVESTMENTS (in millions)
Regulated	$1,061.9	$1,096.3	$1,043.0	$895.4	$813.0
Unregulated	36.5	31.7	30.9	32.7	39.4
TOTAL	$1,098.4	$1,128.0	$1,073.9	$928.1	$852.4

DEBT TO CAPITALIZATION	28.1%	26.9%	29.3%	24.7%	24.5%
DEBT TO CAPITALIZATION EXCLUDING NON-RECOURSE DEBT(d)	23.0%	21.4%	23.9%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).
(d) The non-recourse debt represents our mortgage note payable of $79.0 million at June 30, 2011, $79.6 million at March 31, 2011 and $80.0 million at December 31, 2010.

OPERATING RATIOS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Health Benefits Ratios:
Medicaid and CHIP	80.1%	83.4%	81.3%	84.5%
ABD and Medicare	88.0	86.5	86.8	83.4
Specialty Services	85.8	81.7	84.2	81.2
Total	83.0	83.8	83.0	83.9

Total General & Administrative Expense Ratio	13.0%	12.7%	13.4%	13.0%

MEDICAL CLAIMS LIABILITY (In thousands)
The changes in medical claims liability are summarized as follows:

Balance, June 30, 2010	$455,375
Incurred related to:
Current period	3,870,465
Prior period	(62,300)
Total incurred	3,808,165
Paid related to:
Current period	3,398,570
Prior period	382,057
Total paid	3,780,627
Balance, June 30, 2011	$482,913

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, increased receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to June 30, 2010.